Exhibit 4.63

REDACTED

Certain identified information, indicated by [*****], has been excluded from the exhibit because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

FOURTH AMENDMENT TO

SPONSORED RESEARCH AGREEMENT

MEE Agreement No. 2019A009504

This fourth amendment to Agreement (the “Fourth Amendment”), is effective as of August 31, 2022 (“Fourth Amendment Effective Date”), by and between The Schepens Eye Research Institute, Inc., a not-for-profit Massachusetts corporation, having a principal place of business at 20 Staniford Street, Boston, Massachusetts 02114 (“SERI”), and Massachusetts Eye and Ear Infirmary, having a principal place of business at 243 Charles Street, Boston, Massachusetts 02114 (“MEEI”) (collectively, SERI and MEEI shall be referred to herein as “Hospitals”), and CureVac AG, a German stock corporation, having a principal place of business at Friedrich-Miescher-Straβe 15, 72076 Tübingen, Germany (“Sponsor”), each herein referred to as a “Party” and collectively as the “Parties”. Capitalized terms that are not defined herein shall have the meaning ascribed to them in the Agreement (as defined below).

RECITALS

WHEREAS, Hospitals and Sponsor are Parties to sponsored research agreement, MEE Agreement No. 2019A009504 (formerly, 2019-0112), effective as of March 15, 2019, as previously amended effective as of May 19, 2020, July 29, 2021, and September 1, 2021 (the “Agreement”);

WHEREAS, the Parties desire to extend the Term until December 31, 2022;

WHEREAS, Sponsor and Hospitals acknowledge that as of [*****] payments (a) through (h) described in Section 5.1 of the Agreement and totaling US [*****] have been paid in full;

WHEREAS, Hospitals wish to update the notice and contact addresses for Hospital; and

In consideration of the promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Hospitals and Sponsor hereby agree as follows:

1.  AMENDMENT

1.1	The Agreement is hereby amended by deleting Section 2 in its entirety and inserting the following language in its place:

“2.Term. The term of this Agreement shall be from the Effective Date until December 31, 2022 (the “Term”), unless earlier terminated by either Party as set forth in Section 11 or extended in a writing signed by authorized representatives of both Parties.”

1.2	Section 17 .2 of the Agreement is hereby amended to provide that the notice and contact address for Hospitals shall be as follows:
Hospital Contacts for Notices

Chief Innovation Officer, Innovation
The Schepens Eye Research Institute, Inc.
One Main Street, Suite 510
Cambridge MA 02142
[*****]

1.3

Except as herein provided, the Agreement and all of its terms, covenants and conditions are hereby ratified and confirmed in all respects and remain in full force and effect. The Agreement shall, together with this Fourth Amendment, be read and construed as a single agreement.

1.4

This Fourth Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Fourth Amendment may be executed electronically/digitally in compliance with the Massachusetts Uniform Electronic Transactions Act (MUETA) Mass. Gen. Laws ch. 110G and/or The Electronic Signatures In Global And National Commerce Act (ESIGN) 15 USC ch. 96. Persons signing this Fourth Amendment agree that, if used, electronic/digital signatures are intended to authenticate this writing and to have the same force and effect as the use of manual signatures.

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IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to Agreement to be executed and delivered by their duly authorized representatives as of the Fourth Amendment Effective Date.

CUREVAC AG		THE SCHEPENS EYE RESEARCH INSTITUTE, INC.
By:		By:	[*****]
Name:	Marcus Dalton	Name:	[*****]
Title:	VP Intellectual property	Title:	[*****]
Date:	14th September 2022	Date:	September 7, 2022

MASSACHUSETTS EYE AND EAR INFIRMARY

By:		By:	[*****]
Name:	Ulrich Kruse	Name:	[*****]
Title:	Senior Director IP Licensing	Title:	[*****]
Date:	September 14 2022	Date:	September 7, 2022

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I have read the terms of the foregoing Fourth Amendment and agree with SERI and MEEI (but without incurring any personal liability to Sponsor) to comply with the obligations of the Principal Investigator stated therein.

[*****]
(Signature of Principal Investigator)

NAME:	[*****]

DATE:	[*****]

I have read the terns of the foregoing Fourth Amendment and agree with SERI and MEEI (but without incurring any personal liability to Sponsor) to comply with the obligations of the Principal Investigator stated therein.

[*****]
[*****]
(Signature of Principal Investigator)

NAME:	[*****]

DATE:	[*****]

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